Lists of ING Investment Advisors, Broker/Dealers and Market Makers

Company name

Aeltus Capital, Inc.
Aeltus Investment Management, Inc.
Aetna Investment Management (F.E.) Limited
Aetna Investment Management (Taiwan) Limited
Aetna Securities Investment Management (Taiwan) Limited
Amstgeld N.V.
Anodyne Nominees (Proprietary) Limited
Atlas Capital (Thailand) Limited ("Atlas")
Austin Assets Limited
B.V. Beleggingsmaatschappij Berendaal
BancWest Investment Services, Inc.
Bank Mendes Gans Effectenbewaarbedrijf N.V.
Bank Mendes Gans N.V.
Banque Bruxelles Lambert S.A.
Banque Bruxelles Lambert Suisse S.A.
Baring Asset Management (Asia) Limited
Baring Asset Management, Inc
Baring Brothers Private Asset Management Limited
Baring International Investment (Far East) Limited
Baring International Investment Limited
Baring Investment Services, Inc
Barings Investment Services Limited
Bleakleys Limited
BSK Leasing S A
C.T.M.N. Nominees Ltd.
C.T.S. Nominees Ltd.
Charterhouse Securities Holdings Ltd.
Charterhouse Securities Ltd.
Clarion Partners, LLC
Comprehensive Financial Services, Inc.
Compulife Investor Services
Corinvest Limited
CRA Real Estate Securities L.P.
Credit Europeen Luxembourg S.A.
Directed Services, Inc.
EpCorp Limited
Equisure Financial Network, Inc. 1)
Equisure Securities Ltd. 1)
Evangeline Securities Limited 1)
Extra Clearing B.V.
Extra Clearing GmbH
Ferri Lux. s.a.
Ferri-Adalingue s.a.
Financial Network Investment Corporation
FINPLUS Sp.Z.o.o.
FSIP LLC
Fundix B.V.
Furman Selz Capital Management LLC
Granite Investment Services
Guaranty Brokerage Services, Inc.
Heine Securities Pty Ltd
IFG Advisory Services, Inc.
IFG Network Securities, Inc.
ING Advisors, Inc.
ING America Equities, Inc.
ING Asset Management (Singapore) Ltd.
ING Asset Management B.V.
ING Bank (Belgium) N.V./S.A.
ING Bank (Eurasia)
ING Bank (France) S.A.
ING Bank Fondsen Beheer B.V.
ING Bank N.V.
ING Bank Slaski S.A.
ING Bank Ukraine
ING Baring (Malaysia) Sdn Bhd
ING Baring Capital Markets (C.R.), a.s.
ING Baring Grupo Financiero (Mexico) S.A. de C.V.
ING Baring Holding Nederland B.V.
ING Baring Investment (Eurasia) ZAO
ING Baring Operational Services (Taiwan) Limited
ING Baring Securities (Eurasia) ZAO
ING Baring Securities (France ) S.A.
ING Baring Securities (Hungary) Rt.
ING Baring Securities (India) Pvt. Ltd.
ING Baring Securities (Japan) Limited
ING Baring Securities (Overseas) Ltd.
ING Baring Securities (Poland) Holding B.V.
ING Baring Securities (Romania) S.A.
ING Baring Securities (Singapore) Pte Ltd
ING Baring Securities (Slovakia), o.c.p.a.s.
ING Baring Securities (Taiwan) Limited (SICE)
ING Baring Securities (Thailand) Limited
ING Baring Securities Argentina S.A.
ING Baring Securities Services Limited
ING Baring South Africa Limited
ING Barings Deutschland (GmbH)
ING Barings Ecuador Casa de Valores S.A.
ING Barings Italia SRL
ING Barings Limited
ING BSK Asset Management S.A.
ING Capital Advisors LLC
ING CRA Real Estate Securities Holdings, Inc
ING Derivatives (London) Limited
ING Direct Funds Limited
ING Direct Securities, Inc.
ING Ferri S.A.
ING Financial Advisers, LLC
ING Financial Markets LLC
ING Fund Management B.V.
ING Funds Distributor, LLC
ING Furman Selz Asset Management LLC
ING Furman Selz Financial Services LLC
ING Furman Selz Investments LLC
ING Futures & Options (Hong Kong) Limited
ING Futures & Options (Singapore) Pte Ltd.
ING Ghent Asset Management inc.
ING Guilder Corretora de Cambio E Titulis S.A.
ING Guilder Distribuidora de Titulos E Valores Mobiliarios S/A
ING Investment Management (Americas) B.V.
ING Investment Management (Asia Pacific) B.V.
ING Investment Management (Europe) B.V.
ING Investment Management (Hungary) Rt
ING Investment Management Advisors B.V.
ING Investment Management B.V.
ING Investment Management Belgium
ING Investment Management France S.A.
ING Investment Management Holdings (Antilles) N.V.
ING Investment Management Italy
ING Investment Management LLC
ING Investment Management Ltda.
ING Investment Management, Inc.
ING Investments LLC
ING Life Insurance and Annuity Company
ING Management (Hong Kong) Ltd.
ING Management Limited
ING Mutual Funds Management Company (Japan), Ltd.
ING Securities S.A.
ING Sociedad de Bolsa (Argentina), S.A.
ING Valores (Venezuela) C.A.
ING-BHF BANK AG
Jooeun Investment Trust Management Company Limited
Locust Street Securities, inc
Lynx Financial Services Pty Ltd
Market Systems Research, Inc.
MC-BBL Securities Ltd.
Multi-Financial Securities Corporation
NN Mutual Fund Management Co.
Postbank N.V.
PrimeVest Financial Services, Inc.
PT ING Baring Securities Indonesia
ReliaStar Investment Research, Inc.
RetireInvest Pty Limited
Sutherlands (Holdings) Ltd.
Systematized Benefits Administrators, inc.
T&C Nominees Ltd.
United Variable Services inc.
Vermeulen Raemdonck S.A.
VESTAX Securities Corp.
Washington Square Securities, Inc.
Williams de Broe Securities Ltd.